                                                                   Exhibit 10.14


================================================================================





                                   CREDIT AGREEMENT

                                        among


                                   GREEN REALTY LLC
                                     as Borrower,

                                         and

                            LEHMAN BROTHERS HOLDINGS INC.,
                                      as Lender




                              Dated as of March 24, 1997



================================================================================

                                  TABLE OF CONTENTS


                                                                            PAGE

SECTION 1.    DEFINITIONS...................................................  1
       1.1    Defined Terms.................................................  1
       1.2    Accounting Terms and Determinations........................... 10
       1.3    Other Definitional Provisions................................. 11

SECTION 2.    CREDIT FACILITY............................................... 11
       2.1    Tranche A Term Loans.......................................... 11
       2.2    Tranche B Term Loans.......................................... 13
       2.3    Prepayments................................................... 14
       2.4    Additional Financing.......................................... 15

SECTION 3.    FEES AND PAYMENTS; YIELD PROTECTION........................... 16
       3.1    Tranche A Term Loan Fees...................................... 16
       3.2    Tranche B Term Loan Fees...................................... 16
       3.3    Computation of Interest....................................... 17
       3.4    Payments...................................................... 17
       3.5    Taxes......................................................... 17
       3.6    Funding Losses................................................ 18
       3.7    Inability to Determine Interest Rate.......................... 18
       3.8    Illegality.................................................... 18

SECTION 4.    REPRESENTATIONS AND WARRANTIES................................ 19
       4.1    Organization and Good Standing................................ 19
       4.2    Authorization and Power....................................... 19
       4.3    No Conflicts or Consents...................................... 19
       4.4    Enforceable Obligations....................................... 19
       4.5    Title to Assets............................................... 20
       4.6    Financial Condition........................................... 20
       4.8    No Default.................................................... 20
       4.9    Agreements.................................................... 20
       4.10   No Litigation................................................. 20
       4.11   Burdensome Contracts.......................................... 20
       4.12   Security Interests............................................ 21
       4.13   Use of Proceeds; Margin Stock................................. 21
       4.14   Taxes......................................................... 21
       4.15   Principal Office, Etc......................................... 21
       4.16   ERISA......................................................... 21
       4.17   Compliance with Law........................................... 22
       4.18   Government Regulation......................................... 22
       4.19   Solvency...................................................... 22

                                                                            PAGE

       4.20   Insurance..................................................... 22

SECTION 5.    CONDITIONS PRECEDENT.......................................... 22
       5.1    Conditions to Loans made on the Closing Date.................. 22
       5.2    Conditions to the Tranche A Term Loan and Tranche B
              Term Loans to be made after the Closing Date.................. 24
       5.3    Additional Conditions to Tranche B Term Loans for
              Acquisitions.................................................. 25

SECTION 6.    AFFIRMATIVE COVENANTS......................................... 26
       6.1    Financial Statements, Reports and Documents................... 26
       6.2    Payment of Taxes and Other Indebtedness....................... 27
       6.3    Maintenance of Existence and Rights; Conduct of Business...... 27
       6.4    Notice of Default............................................. 27
       6.5    Other Notices................................................. 27
       6.6    Compliance with Material Agreements........................... 28
       6.7    Books and Records; Access..................................... 28
       6.8    Compliance with Law........................................... 28
       6.9    Insurance..................................................... 28
       6.10   Authorizations and Approvals.................................. 28
       6.11   ERISA Compliance.............................................. 28
       6.12   Reimbursement from Issuer..................................... 29
       6.13   Further Assurances............................................ 29

SECTION 7.    NEGATIVE COVENANTS............................................ 29
       7.1    Limitation on Indebtedness.................................... 29
       7.2    Negative Pledge............................................... 29
       7.3    No Restrictions............................................... 29
       7.4    Limitation on Investments..................................... 30
       7.5    Prohibition on Dividends...................................... 30
       7.6    Material Agreements........................................... 30
       7.7    Certain Transactions.......................................... 30
       7.8    Issuance of Interests......................................... 30
       7.9    Name, Fiscal Year and Accounting Method....................... 31
       7.10   Mergers and Sales of Assets................................... 31
       7.11   Lines of Business............................................. 31
       7.12   No Amendments................................................. 31
       7.13   Acquisition Properties........................................ 31

SECTION 8.    EVENTS OF DEFAULT............................................. 31
       8.1    Events of Default............................................. 31
       8.2    Remedies...................................................... 34
       8.3    Set-Off....................................................... 34
       8.4    Default Interest.............................................. 34

                                                                            PAGE

SECTION 9.    MISCELLANEOUS................................................. 35
       9.1    Limitations on Recourse....................................... 35
       9.3    Notices....................................................... 37
       9.4    No Waiver; Cumulative Remedies................................ 38
       9.5    Survival of Representations and Warranties.................... 38
       9.6    Payment of Lender's Expenses, Indemnity, etc.................. 38
       9.7    Benefit of Agreement; Assignments and Participations.......... 39
       9.8    Headings...................................................... 39
       9.9    GOVERNING LAW................................................. 39
       9.10   Submission to Jurisdiction.................................... 39
       9.11   WAIVER OF JURY TRIAL.......................................... 40
       9.12   Confidentiality............................................... 40



EXHIBITS

A-1    -      Form of Tranche A Term Note
A-2    -      Form of Tranche B Term Note
B      -      Form of Acquisition Pledge Agreement
C      -      Form of Tranche A Collateral Account Agreement
D      -      Form of Environmental Indemnity Agreement
E      -      Form of Principal's Agreement
F      -      Form of Principal's Pledge Agreement
G      -      Form of SLGP Guarantee
H      -      Form of SLGP Pledge Agreement
I      -      Form of SLGM Guarantee
J      -      Form of SLGM Collateral Assignment
K      -      Form of Opinion of Counsel

              CREDIT AGREEMENT dated as of March 24, 1997 between GREEN REALTY LLC (the "BORROWER") and LEHMAN BROTHERS HOLDINGS INC. (the "LENDER").


                                W I T N E S S E T H :
                                - - - - - - - - - -


              WHEREAS, the Borrower has requested that the Lender make two term loans to it, the first in an aggregate principal amount of up to $20,000,000 and the second in an aggregate principal amount of up to $15,000,000; and

              WHEREAS, the Lender is willing to make such loans on, and subject to, the terms and conditions hereinafter set forth.

              NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

              SECTION 1.   DEFINITIONS

              1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

              "ACQUIROR": shall mean the Borrower or any Affiliate of the Borrower that uses the proceeds of any Tranche B Term Loan to make an Acquisition.

              "ACQUISITION": shall mean any acquisition of an equity interest in a Person directly or indirectly owning real property, which equity interest is to be contributed to the Issuer in connection with the Initial Public Offering. References herein to an "ACQUISITION PROPERTY" shall mean the real property directly or indirectly owned by the Person whose equity interest was acquired.

              "ACQUISITION PLEDGE AGREEMENT": shall mean the Acquisition Pledge Agreement, substantially in the form of Exhibit B hereto, executed by the Acquiror in favor of the Lender.

              "AFFILIATE": shall mean as to any Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person or (b) any Person who is a director or executive officer (i) of such Person or (ii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether through ownership of voting securities, by contract or otherwise, PROVIDED that, in any event, any Person that owns directly or indirectly securities having 5% or more of the voting power for the election of directors (or Persons having similar management functions) of any other Person shall be deemed to control such other Person.

              "AGREEMENT": shall mean this Credit Agreement, as amended, restated, supplemented, modified or extended from time to time.

              "APPLICABLE MARGIN": shall mean with respect to any period set forth below, the amount per annum set forth opposite such period:

       Period                                                      Rate
       ------                                                   ----------

       Closing Date to but not including
         September 24, 1998                                       2.75%

       September 24, 1998 to but not including March 24,
       1999 (if applicable)                                       3.75%

              "BANKRUPTCY CODE": shall mean the Federal Bankruptcy Code of 1978, as amended from time to time.

              "BASE RATE": shall mean, for any Interest Period, a rate per annum equal to the sum of the per annum rate of interest published in The Wall Street Journal two (2) Business Days prior to the first day of such Interest Period for U.S. Treasury bills having a term equal to such Interest Period, PLUS the Applicable Margin. Any determination of the Base Rate by the Lender shall be conclusive absent manifest error.

              "BORROWING DATE": shall mean the date on which any Loan is made by the Lender to the Borrower.

              "BUSINESS DAY": shall mean a day on which commercial banks are not authorized or required by law or executive order to close in New York, New York and on which dealings are carried on in the London interbank market.

              "CAPITALIZED LEASE": shall mean (a) any lease of property, real or personal, if the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (b) any other such lease the obligations under which are capitalized on the balance sheet of the Borrower.

              "CLOSING DATE": shall mean the date on which each of the conditions set forth in Section 5.1 hereof have been satisfied or waived by the Lender.

              "CODE": shall mean the Internal Revenue Code of 1986, as amended from time to time.

              "COLLATERAL": shall mean any property or assets in which the Lender has been granted a security interest in order to secure the Obligations, and includes the Tranche A Collateral.

              "COMMITMENTS": shall mean the Tranche A Term Loan Commitment and the Tranche B Term Loan Commitment.

              "DEFAULT": shall mean any Event of Default or any event which has occurred and which with the giving of notice, the lapse of time, or both, would become an Event of Default.

              "DIVIDENDS": shall mean, with respect to any Person, (i) any dividends, payments, return of capital or distributions (cash or otherwise) made or declared on or in respect of any class of equity interests or securities of such Person, except for distributions made solely in equity interests or securities of the same class of such Person, and (ii) any and all funds, cash or other payments made in respect of, or set aside or apart for a sinking or other analogous fund for, the redemption, repurchase or acquisition of equity interests or securities of such Person.

              "DOLLARS" and "$": shall mean dollars in lawful currency of the United States of America.

              "ENVIRONMENTAL INDEMNITY AGREEMENT": shall mean the Environmental Indemnity Agreement, substantially in the form of Exhibit D hereto, executed by the Borrower, SLGP and the Principal in favor of the Lender.

              "ERISA": shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

              "ERISA GROUP": shall mean the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with each such Borrower, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

              "EVENT OF DEFAULT":  shall mean any of the events specified in
Section 8.1.

              "GAAP": shall mean generally accepted accounting principles in the United States of America in effect from time to time.

              "GOVERNMENTAL AUTHORITY": shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

              "GUARANTEE": shall mean, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

              "INDEBTEDNESS": shall mean as to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business (provided such accounts are promptly paid and discharged when due), (iv) all obligations of such Person under Capitalized Leases, (v) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid or payable (currently or in the future, on a contingent or non-contingent basis) under a letter of credit or similar instrument, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all obligations of such Person under interest rate swaps, caps or collars or under any other financial hedging arrangement net of any amounts receivable by such Person under such arrangements and (viii) all Indebtedness of others Guaranteed by such Person.

              "INITIAL PUBLIC OFFERING": shall mean the initial public offering of equity interests by the Issuer to be lead managed by Lehman Brothers Inc.

              "INTEREST PERIOD":  shall mean with respect to any Tranche B Term
Loan:

              (a) initially, the period commencing on the Borrowing Date of such Loan and ending (A) in the case of the initial Tranche B Term Loan to be made pursuant to Section 2.2(a), on the numerically corresponding day in the month after the Borrowing Date thereof, and (B) in the case of any Tranche B Term Loan made after the initial Tranche B Term Loan, on the last day of the Interest Period then in effect with respect to the then outstanding Tranche B Term Loans or, if no such Interest Period is then in effect, on the numerically corresponding day in the month after the Borrowing Date of such Tranche B Term Loan; and

              (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending on the numerically corresponding day in the month thereafter.

              Notwithstanding the first sentence of this definition, (i) if any Interest Period would end after the Tranche B Maturity Date, such Interest Period shall end on the Tranche B Maturity Date, (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day) and (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month.

              "INVESTMENT": shall mean, when used with reference to any investment of any Person:

              (a) any loan, advance or other extension of credit, including obligations represented by bonds, notes or other securities and any Guarantees, made by it to, or for the benefit of, any other Person (excluding commission, travel, salary, relocation expenses, and similar advances to officers and employees made in the ordinary course of business); and

              (b) any capital contribution by such Person to, or purchase of stock or other securities or partnership interests by such Person in, any other Person, or any other investment evidencing an ownership or other interest of such Person in any other Person.

              "ISSUER": shall mean the corporation to be formed by Affiliates of the Borrower which will, through one or more Subsidiaries, hold the equity interests acquired in Acquisitions, the equity interests in the Persons owning the properties included in the Portfolio and certain other assets contributed to it by the Borrower and other Persons.

              "LIBO RATE": shall mean, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher 1/16th of a percent) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (New York time) two Business Days (2) prior to the first day of such Interest Period. In the event such rate does not so appear, "LIBO RATE" shall mean the rate per annum determined by the Lender to be the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of a percent) of the rates of interest per annum quoted to the Lender by each of two or more Reference Banks (as hereinafter defined) as the rate of interest at which deposits in U.S. Dollars in an amount approximately equal to the principal amount of the Loans to be outstanding during such Interest Period and having a maturity equal to such Period are offered by such Reference Bank to leading banks in the London interbank market at or about 11:00 a.m. (New York time) on the second Business Day prior to the commencement of such Interest Period. As used herein, "Reference Bank" means a leading bank engaged in transactions in the London interbank market as selected by the Lender. Anything in this definition to the contrary notwithstanding, the LIBO Rate applicable with respect to the initial Interest Period for any Tranche B Term Loan made after the initial Tranche B Term Loan shall be equal to the LIBO Rate then in effect with respect to the then outstanding Tranche B Term Loans; PROVIDED that if no such LIBO Rate is then in effect, the LIBO Rate shall be determined in accordance with the other provisions of this definition. Each determination of the LIBO Rate by Lender pursuant hereto shall be conclusive absent manifest error.

              "LIEN": shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other) or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

              "LOANS": shall mean the Tranche A Term Loans and the Tranche B Term Loans.

              "MATERIAL ADVERSE EFFECT": shall mean any (i) adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the Related Documents or any of the transactions contemplated hereby or thereby,
(ii) material adverse effect upon the properties, business, prospects or condition (financial or otherwise) of the Borrower or (iii) material adverse effect upon the ability of the Borrower or any other Person to fulfill any of their obligations under this Agreement or any of the Related Documents.

              "MULTIEMPLOYER PLAN": shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

              "NOTES": shall mean the Tranche A Term Note and the Tranche B Term Note.

              "OBLIGATIONS": shall mean any and all of the debts, obligations and liabilities of the Borrower to the Lender provided for or arising under this Agreement or the Related Documents (including, without limitation, the obligation to repay the Loan and to pay interest thereon), whether now existing or hereafter arising, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred.

              "PBGC": shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

              "PERMITTED INDEBTEDNESS": shall mean (i) the Obligations, and
(ii) any additional Indebtedness incurred by the Borrower with the consent of the Lender in connection with any Acquisition.

              "PERMITTED INVESTMENTS": shall mean (i) marketable securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than twelve months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank of recognized standing having capital and surplus in excess of U.S. $500,000,000 and a Keefe Bank Watch Rating of B or better, with maturities of not more than six months from the date of acquisition, (iii) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months from the date of acquisition and (iv) money market mutual funds with total assets in excess of $2,000,000,000 which invest solely in assets of a type described in the foregoing provisions of this definition.

              "PERMITTED LIENS": shall mean (i) pledges or deposits made to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs, (ii) Liens imposed by mandatory provisions of law such as for materialmen's, mechanics', warehousemen's and other like Liens arising in the ordinary course of business, securing Indebtedness whose payment is not yet due or which are being contested in good faith and by appropriate proceedings as to which appropriate reserves in accordance with GAAP or surety, stay or appeal bonds have been provided, (iii) Liens for taxes, assessments and governmental charges or levies imposed upon a Person or upon such Person's income or profits or property, if the same are not yet due and payable or if the same are being contested in good faith and as to which appropriate reserves in accordance with GAAP have been provided, (iv) Liens arising from good faith deposits in connection with tenders, leases, real estate bids or contracts (other than contracts involving the borrowing of money), pledges or deposits to secure public or statutory obligations, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds, and deposits to secure the payment of taxes, assessments, customs duties or other similar charges, (v) encumbrances consisting of zoning restrictions, easements, or other restrictions on the use of real property, PROVIDED that such items do not materially impair the use of such property for the purposes intended, (vi) Liens assumed or otherwise incurred with the consent of the Lender in connection with or as a result of any Acquisition and (vii) Liens in favor of the Lender under the Security Documents.

              "PERSON": shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

              "PLAN": shall mean any employee benefit plan which is covered by Title IV of ERISA and in respect of which the Borrower or any member of the ERISA Group is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

              "PORTFOLIO": shall mean the following properties located in New York, New York: (i) the Bar Building located at 35 West 43rd Street and 34-36 West 44th Street, (ii) 70 West 36th Street, (iii) 470 Park Avenue South, (iv) 673 First Avenue, (v) 1414 Avenue of the Americas and (vi) 29 West 35th Street. References herein to a "PORTFOLIO PROPERTY" shall mean any of the foregoing properties.

              "PRINCIPAL": shall mean Stephen L. Green, an individual residing at 100 U.N. Plaza, Apt. 42D, New York, New York 10017.

              "PRINCIPAL'S AGREEMENT": shall mean the Principal's Agreement, substantially in the form of Exhibit E hereto, executed by the Principal in favor of the Lender.

              "PRINCIPAL'S PLEDGE AGREEMENT": shall mean the Pledge Agreement, substantially in the form of Exhibit F hereto, executed by the Principal in favor of the Lender.

              "RELATED DOCUMENTS": shall mean the Notes, the Principal's Agreement, the SLGM Guarantee, the SLGP Guarantee, the Environmental Indemnity Agreement and the Security Documents.

              "REPORTABLE EVENT":  shall mean any of the events set forth in
Section 4043(b) of ERISA.

              "SECURITY DOCUMENTS":    shall mean the Principal's Pledge
Agreement, the SLGP Pledge Agreement, the SLGM Collateral Assignment, each Acquisition Pledge Agreement and any other documents which the Lender requires to be executed on or after the Closing Date in order to evidence, perfect, record or maintain the Lender's security interest in any Collateral.

              "SLGM": shall mean S.L. Green Management Corp., a New York corporation.

              "SLGM COLLATERAL ASSIGNMENT": shall mean the Collateral Assignment, substantially in the form of Exhibit J hereto, executed by SLGM in favor of the Lender.

              "SLGM GUARANTEE": shall mean the Limited Guarantee, substantially in the form of Exhibit I hereto, executed by SLGM in favor of the Lender.

              "SLGP": shall mean S.L. Green Properties, Inc., a New York corporation.

              "SLGP GUARANTEE": shall mean the Limited Guarantee, substantially in the form of Exhibit G hereto, executed by SLGP in favor of the Lender.

              "SLGP PLEDGE AGREEMENT": shall mean the Pledge Agreement, substantially in the form of Exhibit H hereto, executed by SLGP in favor of the Lender.

              "SOLVENT": shall mean with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

              "SUBSIDIARY": shall mean as to any Person, a corporation or other business entity of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or business entity are at the time owned, directly or indirectly through one or more intermediaries, by such Person.

              "TRANCHE A COLLATERAL ACCOUNT": shall have the meaning set forth in the Tranche A Collateral Account Agreement.

              "TRANCHE A COLLATERAL ACCOUNT AGREEMENT": shall mean the Tranche A Collateral Account Agreement, substantially in the form of Exhibit C hereto, executed by the Borrower in favor of the Lender.

              "TRANCHE A COLLATERAL": shall mean the Tranche A Collateral Account and all funds, securities, monies and credit balances from time to time held in the Tranche A Collateral Account and any other property or assets of the Borrower or any other Person given as security for the Tranche A Term Loans.

              "TRANCHE A EXTENSION DATE": shall mean each of September 24, 1997, December 24, 1997, March 24, 1998 and June 24, 1998, PROVIDED that the Tranche A Maturity Date is extended in accordance with the terms of Section 2.1(d).

              "TRANCHE A MATURITY DATE": shall mean September 24, 1997 or, if extended in accordance with the terms of Section 2.1(d), then the date as so extended.

              "TRANCHE A TERM LOAN COMMITMENT": shall mean the obligation of the Lender to make the Tranche A Term Loans pursuant to Section 2.1(a).

              "TRANCHE A TERM LOANS": shall mean the term loans to be made by the Lender pursuant to Section 2.1(a).

              "TRANCHE A TERM NOTE":  shall have the meaning set forth in
Section 2.1(f).

              "TRANCHE B MATURITY DATE": shall mean September 24, 1998 or, if extended in accordance with the terms of Section 2.2(e), March 24, 1999.

              "TRANCHE B TERM LOAN COMMITMENT": shall mean the obligation of the Lender to make Tranche B Term Loans pursuant to Section 2.2(a).

              "TRANCHE B TERM LOANS": shall mean the term loans to be made by the Lender pursuant to Section 2.2(a).

              "TRANCHE B TERM NOTE": shall have the meaning set forth in
Section 2.2(g).

              1.2 ACCOUNTING TERMS AND DETERMINATIONS. Except as otherwise expressly provided herein, (a) all accounting terms used herein and (b) all financial statements and all certificates and reports as to financial matters required to be delivered to the Lender hereunder shall (unless otherwise disclosed to the Lender in writing at the time of delivery thereof) shall be interpreted or prepared in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest corresponding financial statements furnished to the Lender hereunder (or, prior to the delivery of the first financial statements under Section 6.1(a) or (b), the financial statements referred to in Section 4.6), unless the Borrower notifies the Lender of any change therein required to be made by the Borrower, in which event the Borrower shall deliver to the Lender at or prior to the time such change is required to take effect a description in reasonable detail of (i) the change and (ii) the effect of such change on the Borrower's financial statements and the calculations required to be made for purposes of determining compliance with this Agreement.

              1.3    OTHER DEFINITIONAL PROVISIONS.

              (a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Related Documents or any certificate or other document made or delivered pursuant hereto.

              (b)The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

              (c) Defined terms in the Agreement shall include in the singular number the plural and in the plural number the singular.

              (d) References in this Agreement to any other agreement, document or instrument shall, unless the context otherwise requires, include such other agreement, document or instrument as the same may be from time to time amended, modified or supplemented.

              SECTION 2.   CREDIT FACILITY

              2.1    TRANCHE A TERM LOANS.

              (a) On the terms and subject to the conditions of this Agreement, the Lender agrees to make Tranche A Term Loans to the Borrower as follows:

              (i) On or prior to the Tranche A Maturity Date, the Lender agrees to make a Tranche A Term Loan to the Borrower on its request therefor in the principal amount of $15,000,000 or, if the agreement by the Principal to sell or pledge or otherwise hypothecate up to 12.5% of the stock of SLGP owned by the Principal to Blackacre Capital Group or an Affiliate of Blackacre Capital Group has been terminated, $20,000,000. Any request for a Tranche A Term Loan pursuant to this Section 2.1(a)(i) must be delivered to the Lender not later than 10:00 a.m., New York City time, five (5) Business Days before the date on which such Loan is requested to be made and must specify (A) the principal amount of the Loan requested (which must be either $15,000,000 or $20,000,000),
(B) the Borrowing Date (which must be a Business Day on or prior to the Tranche A Maturity Date), and (C) if the requested principal amount of such Loan is $20,000,000, that the agreement by the Principal to sell or pledge or otherwise hypothecate up to 12.5% of the stock of SLGP owned by the Principal to Blackacre Capital Group or an Affiliate of Blackacre Capital Group has been terminated. Such request must be accompanied by payment of the fee required pursuant to
Section 3.1(a).

              (ii) If (A) the principal amount of the Tranche A Term Loan made by the Lender to the Borrower pursuant to clause (i) above is $15,000,000 and (B) after the date of such Tranche A Term Loan, the agreement by the Principal to sell or pledge or otherwise hypothecate up to 12.5% of the stock of SLGP owned by the Principal to Blackacre Capital Group or an Affiliate of Blackacre Capital Group is terminated, then the Lender agrees to make, on or prior to the Tranche A Maturity Date, an additional Tranche A Term Loan to the

Borrower on its request therefor in the principal amount of $5,000,000. Any request for an additional Tranche A Term Loan pursuant to this clause (ii) must be delivered to the Lender not later than 10:00 a.m., New York City time, five
(5) Business Days before the date on which such Loan is requested to be made and must be accompanied by payment of the fee required pursuant to Section 3.1(b). Such request must state (A) that the agreement by the Principal to sell or pledge or otherwise hypothecate up to 12.5% of the stock of SLGP owned by the Principal to Blackacre Capital Group or an Affiliate of Blackacre Capital Group has been terminated, and (B) the Borrowing Date (which must be a Business Day on or prior to the Tranche A Maturity Date).

Amounts borrowed under this Section 2.1(a) and prepaid or repaid may not be reborrowed.

              (b) The Lender shall make each Tranche A Term Loan available to the Borrower by crediting the amount thereof to the Tranche A Collateral Account. The proceeds of each Tranche A Term Loan shall be invested exclusively in United States Treasury securities in accordance with the terms of the Tranche A Collateral Account Agreement.

              (c) The Borrower agrees to repay to the Lender the outstanding principal amount of the Tranche A Term Loans on or prior to the Tranche A Maturity Date.

              (d) Not less than five (5) nor more than thirty (30) days prior to each Tranche A Extension Date, the Borrower may request that the Lender extend the then current Tranche A Maturity Date for a period of three months. Any such request shall be made to the Lender in writing and shall be accompanied by payment of the fee required pursuant to Section 3.1(c). Upon receipt of such request and the accompanying fee payment, and provided that no Default has occurred and is continuing, the Tranche A Maturity Date shall be extended for three months from the then current Tranche A Maturity Date.

              (e) The Borrower agrees to pay interest on the unpaid principal amount of the Tranche A Term Loans from time to time outstanding from and including the Closing Date to but not including the date on which such Loans are paid in full at a rate per annum equal to the per annum rate of interest payable on the United States Treasury securities held from time to time in the Tranche A Collateral Account. Interest on the Tranche A Term Loans shall be payable, in arrears, on the Tranche A Maturity Date.

              (f) The Tranche A Term Loans made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A-1 (the "TRANCHE A TERM NOTE") payable to the order of Lender. The Lender will note on its internal records the date and amount of each Tranche A Term Loan, the date and amount of each repayment of principal thereof and will, prior to any transfer of the Tranche A Term Note, endorse on the schedule attached thereto the outstanding principal amount of the Loans evidenced thereby. Failure to record such information shall not alter the obligations of the Borrower under this Agreement or the Tranche A Term Note.

              2.2    TRANCHE B TERM LOANS.

              (a) On the terms and subject to the conditions of this Credit Agreement, the Lender agrees to make one or more Tranche B Term Loans to the Borrower from time to time on or prior to September 24, 1998 on the Borrower's request therefor; PROVIDED that the aggregate principal amount of the Tranche B Term Loans extended to the Borrower pursuant to this Section 2.2(a) shall not exceed $15,000,000. Any request for a Tranche B Term Loan pursuant to this
Section 2.2(a) must be delivered to the Lender by not later than 10:00 a.m., New York City time, three (3) Business Days before the date on which such Loan is requested to be made and must specify (A) the requested Loan amount (which must be at least $100,000 or a multiple of $100,000 in excess thereof), (B) the Borrowing Date (which must be a Business Day on or prior to September 24, 1998),
(C) the intended use of proceeds of such Loan and (D) the account into which such Loan proceeds are to be disbursed. Amounts borrowed under this Section 2.2(a) and prepaid or repaid may not be reborrowed.

              (b) Subject to the conditions of this Agreement, the Lender shall make the Tranche B Term Loans available to the Borrower by transferring the amount thereof to such account as the Borrower shall designate in writing to the Lender.

              (c) Up to $2,500,000 of the Tranche B Term Loans may be used to pay costs and expenses incurred in connection with the Initial Public Offering. All other proceeds of any Tranche B Term Loans shall be used solely for the purpose of funding Acquisitions.

              (d) The Borrower agrees to repay to the Lender the outstanding principal amount of the Tranche B Term Loans on or prior to September 24, 1998; PROVIDED that if the Tranche B Maturity Date is extended from September 24, 1998 to March 24, 1999 in accordance with subsection (e) below, then (i) the Borrower shall repay to the Lender on September 24, 1998 the outstanding principal amount of the Tranche B Term Loans in excess of $10,000,000, together with accrued interest thereon and any amounts payable pursuant to Section 3.5, and (ii) the Borrower shall repay to the Lender on March 24, 1999, the outstanding principal balance of the Tranche B Term Loans.

              (e) Not less than thirty (30) nor more than ninety (90) days prior to September 24, 1998, the Borrower may request that the Lender extend the Tranche B Maturity Date for a period of six months. Any such request shall be made to the Lender in writing. Upon receipt of such request and PROVIDED that no Default has occurred and is continuing, the Tranche B Maturity Date shall be extended to March 24, 1999.

              (f) The Borrower agrees to pay interest on the unpaid principal amount of the Tranche B Term Loans from time to time outstanding from and including the Closing Date to but not including the date on which such Loans are paid in full at a rate per annum equal to the sum of the LIBO Rate plus the Applicable Margin in effect from time to time. Interest on the Tranche B Term Loans shall be payable, in arrears, on the last day of each Interest Period and on the Tranche B Maturity Date.

              (g) The Tranche B Term Loans made by the Lender shall be evidenced by a single promissory note of the Borrower, substantially in the form of Exhibit A-2 (the "TRANCHE B TERM NOTE"), payable to the order of the Lender. The Lender will note on its internal records the date and amount of each Tranche B Term Loan, the date and amount of each repayment of principal thereof and will, prior to any transfer of the Tranche B Term Note, endorse on the schedule attached thereto the outstanding principal amount of the Loans evidenced thereby. Failure to so record any such information shall not alter the obligations of the Borrower under this Agreement or the Tranche B Term Note.

              2.3    PREPAYMENTS.      (a)  The Borrower may, at any time and
from time to time, prepay, in whole or in part, the then outstanding principal amount of the Loans. Except as otherwise provided in Section 2.3(f), any such prepayment shall be without penalty or premium. The Borrower shall give the Lender not less than thirty (30) days' notice of its intent to prepay the Loans, which notice shall specify the date and amount of the prepayment and the Loans to which such prepayment is to be applied. Any notice of prepayment given by the Borrower shall be irrevocable and obligate the Borrower to make the prepayment specified in such notice on the date specified therein. Any partial prepayment of the Loans shall be in an aggregate principal amount of at least $100,000.

              (b) The Borrower shall prepay the outstanding principal amount of the Tranche A Term Loans upon the Lender's receipt of notice from the Borrower, any Affiliate of the Borrower or the lead manager of the Initial Public Offering of any determination not to proceed with the Initial Public Offering.

              (c) The Borrower shall prepay the outstanding principal amount of the Tranche B Term Loans in an amount equal to 100% of (i) the net cash proceeds paid or payable to SLGP or any of its Affiliates in connection with the sale, transfer or other disposition of, or any financing or refinancing of any Portfolio Property or any interest owned by SLGP or any such Affiliate in any Person directly or indirectly owning any Portfolio Property or interest therein and (ii) the net cash proceeds paid or payable to any Acquiror or Affiliate of any Acquiror in connection with the sale, transfer or other disposition of, or any financing or refinancing, of any Acquisition Property or any interest owned by such Acquiror or Affiliate in any Person directly or indirectly owning any Acquisition Property or interest therein. For purposes of this subsection 2.3(c), "net cash proceeds" shall mean the cash proceeds of such sale net of (A) attorney's fees, accountant's fees, brokerage and other similar fees actually incurred in connection with such sale and (B) taxes payable as a result of such sale.

              (d) The Borrower shall prepay the outstanding principal amount of the Tranche B Term Loans in an amount equal to 100% of the cash proceeds received by the Borrower from the Issuer in reimbursement of any expenses of the Initial Public Offering advanced by the Borrower on behalf of the Issuer.

              (e) Upon (i) the contribution, directly or indirectly, by the Borrower or any other Acquiror to the Issuer or any Subsidiary of the Issuer of any Acquisition Property (regardless of whether such contribution is effected by a direct contribution of the property or indirectly through the contribution of interests in the direct or indirect owners of such property), (ii) the contribution, directly or indirectly by SLGP to the Issuer or any Subsidiary of the Issuer of any Portfolio property (regardless of whether such contribution is effected by a direct contribution of the property or indirectly through the contribution of interests in the direct or indirect owners of such property) or (iii) the contribution, directly or indirectly, by SLGM of any or all of the Assigned Agreements, the Borrower shall prepay the entire outstanding principal balance of all Tranche B Term Loans.

              (f) All prepayments made pursuant to this Section 2.3 shall be made together with (i) accrued interest to the date of such prepayment on the amount prepaid, (ii) any amounts payable pursuant to Section 3.5 and (iii) any fees due pursuant to Section 3.2(b). Unless otherwise specified, all prepayments required to be made pursuant to this Section 2.3 shall be due and payable on the date of receipt of the amounts, or the occurrence of the event giving rise to such prepayment.

              2.4    ADDITIONAL FINANCING. (a)   The Borrower shall, and shall
cause each other Acquiror to, give the Lender a right of first offer and a right of first refusal, as hereinafter set forth, to provide any additional financing that the Borrower or such other Acquiror may require in connection with any Acquisition, including, without limitation, any mortgage, financing. Prior to consummating any Acquisition, the Acquiror shall notify the Lender as to the amount, term and proposed security for any additional financing. Within five
(5) Business Days after its receipt of such notice, the Lender shall advise the Acquiror as to whether the Lender is interested in providing such financing and the proposed terms thereof. If the Lender elects not to provide such financing, the Acquiror may solicit proposals from other lenders. If the Acquiror receives a financing proposal from another lender which the Acquiror finds acceptable, prior to accepting such proposal, the Acquiror shall notify the Lender and provide the Lender with a copy of such proposal. The Lender shall have two (2) Business Days after the Lender's receipt of such proposal to determine whether to provide the Acquiror with the financing on the terms set forth in the proposal. If the Lender elects not to provide such financing, then the Acquiror may obtain such financing from the other lender on the terms set forth in the proposal delivered to the Lender.

       (b) If the Lender elects not to provide any financing which the Acquiror has given it the option to provide pursuant to Section 2.4(a), the Lender agrees that the Acquiror will not be required to pledge the equity interests acquired in the Acquisition to the Lender and that, if such interest has already been pledged to the Lender, the Lender will, at the Borrower's expense, terminate the applicable Acquisition Pledge Agreement (other than Sections 6(h), 7(a), 7(b) and 7(h) which shall survive) and release its Lien on the pledged equity interests.

              SECTION 3.   FEES AND PAYMENTS; YIELD PROTECTION

              3.1 TRANCHE A TERM LOAN FEES. (a) In consideration of the Lender's agreement to make a Tranche A Term Loan pursuant to Section 2.1(a)(i), the Borrower shall pay to the Lender at the time it submits a request for such Loan a loan funding fee equal to 0.02% of the principal amount of such Loan.

              (b) In consideration of the Lender's agreement to make an additional Tranche A Term Loan pursuant to Section 2.1(a)(ii), the Borrower shall pay to the Lender at the time it submits a request for such Loan a loan funding fee equal to 0.02% of the principal amount of such additional Loan.

              (c) In consideration of the Lender's agreement to extend the Tranche A Maturity Date, the Borrower shall pay to the Lender at the time it submits each request for an extension an extension fee equal to 0.02% of the principal amount of the aggregate principal amount of all of the Tranche A Term Loans outstanding at such time.

              3.2 TRANCHE B TERM LOAN FEES. (a) In consideration of the Lender's agreement to make the Tranche B Term Loans, the Borrower shall pay to the Lender on each Borrowing Date a loan funding fee equal to 1% of the amount of the Tranche B Term Loans advanced to the Borrower on such date.

              (b) On each date on which the principal of any Tranche B Term Loan is repaid or prepaid, the Borrower shall pay to the Lender a fee equal to 1% of the principal amount of the Tranche B Term Loans repaid or prepaid.

              (c) The Borrower shall pay to the Lender a servicing fee from and including the Closing Date to but not including the date on which the Tranche B Term Loans are paid in full at a rate per annum equal to 0.1% of the Tranche B Term Loan Commitment (computed on the basis of a 360-day year and the actual number of days elapsed). Such fee shall be payable monthly, in arrears, on the last day of each calendar month, commencing March 31, 1997, and on the date on which the Tranche B Term Loans are repaid in full.

              3.3    COMPUTATION OF INTEREST.    Interest on the all Loans
shall be calculated on the basis of a 360-day year and the actual number of days elapsed. In computing the amount of interest payable in respect of any period, the first day of such period shall be included and the last day of such period shall be excluded. Each determination of an interest rate by the Lender shall be conclusive and binding on the Borrower absent manifest error.

              3.4 PAYMENTS. All payments (including prepayments) to be made by the Borrower on account of principal and interest shall be made without set-off or counterclaim and shall be made to the Lender, at such account of the Lender designated for such purpose, in Dollars and in immediately available funds not later than 12:00 noon, New York City time, on the date on which such payment shall become due. Any payment received after such time on any Business Day shall be deemed to have been received on the next Business Day. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

              3.5 TAXES. All payments made by the Borrower under this Agreement and the Related Documents shall be made free and clear of, and without reduction for or on account of, any current or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income and franchise taxes imposed on the Lender (such non-excluded taxes being called "TAXES"). If any Taxes are required to be withheld from any amounts payable to the Lender hereunder or under any of the Related Documents, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Taxes) interest or any such other amounts payable hereunder or under the Related Documents at the rates or in the amounts specified in this Agreement and the Related Documents. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Lender a certified copy of an original official receipt showing payment thereof. If the Borrower fails to pay Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify and hold harmless the Lender against, and reimburse the Lender upon demand for, any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure. The obligations of the Borrower set forth in this Section 3.5 shall survive the termination of this Agreement and the payment in full of the Notes and all other Obligations.

              3.6 FUNDING LOSSES. The Borrower agrees to indemnify the Lender against and to hold the Lender harmless from, and on demand reimburse the Lender for, any loss, premium, penalty or expense which the Lender may sustain or incur (including, without limitation, interest or fees payable to lenders of funds obtained by the Lender in order to make any Loan and any loss or expense incurred by reason of the relending, depositing or other employment of funds acquired by the Lender to fund any Loan) as a consequence of (a) any default by the Borrower in payment of the principal amount of or interest on the Loans, (b) any failure by the Borrower to borrow any Loan on the date such Loan is requested to be made, other than as a result of a default by the Lender, (c) default by the Borrower in making any prepayment of the Loans after having given a notice in accordance with Section 2.3, and/or (d) any acceleration of the Loans pursuant to Section 8.2 hereof. A certificate setting forth any amounts payable pursuant to this Section 3.6, submitted by the Lender to the Borrower, shall be conclusive absent manifest error.

              3.7 INABILITY TO DETERMINE INTEREST RATE. In the event that, prior to the first day of any Interest Period, the Lender shall have reasonably determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of market circumstances, adequate and reasonable means do not exist for ascertaining the LIBO Rate applicable to such Interest Period, the Lender shall forthwith give telecopy notice of such determination to the Borrower and the Tranche B Term Loans shall thereafter bear interest at a rate equal to the Base Rate plus the Applicable Margin. Such notice shall be withdrawn by the Lender when the Lender shall reasonably determine that adequate and reasonable means exist for ascertaining the LIBO Rate.

              3.8 ILLEGALITY. Notwithstanding any other provision hereof to the contrary, if any introduction of or change in any law, rule, regulations or treaty or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for the Lender to charge interest on any Tranche B Term Loan based on the LIBO Rate, the Lender shall forthwith give notice of such circumstances to the Borrower, and (a) the obligation of the Lender to charge interest on such Loan based upon the LIBO Rate shall immediately be cancelled and (b) such Loan shall automatically on the last day of the applicable Interest Period (or within such earlier time as may be required by law) bear interest at a rate equal to the Base Rate plus the Applicable Margin. Any such conversion of the applicable interest on the Tranche B Term Loans on a date other than the end of an Interest Period shall be accompanied by the payment of accrued interest on such Loans to the date of conversion and any additional amounts owing under Section 3.6.

              SECTION 4.   REPRESENTATIONS AND WARRANTIES

              In order to induce the Lender to enter into this Agreement and to make the Loans herein provided for, the Borrower hereby represents and warrants to the Lender that:

              4.1    ORGANIZATION AND GOOD STANDING.  The Borrower is a New
York limited liability company, duly organized, validly existing and in good standing under the laws of the state of its organization, is duly qualified as a foreign entity and in good standing in all states in which the failure to so qualify would have a Material Adverse Effect, and has the power and authority to own its properties and assets and to transact the business in which it is currently engaged. The Borrower has no Subsidiaries; the sole member of the Borrower is SLGP.

              4.2 AUTHORIZATION AND POWER. The Borrower has the power and authority to execute, deliver and perform this Agreement and the Related Documents to which it is a party, and has taken all action necessary to authorize the execution and delivery of this Agreement and the Related Documents to which it is a party and to perform its obligations contemplated hereunder and thereunder.

              4.3 NO CONFLICTS OR CONSENTS. Neither the execution, delivery or performance of this Agreement or the Related Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby, nor the compliance with the terms and provisions hereof or thereof, will contravene or conflict with any provision of any constitution, law or regulation to which the Borrower is subject, or any judgment, license, order or permit applicable to the Borrower or any indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which the Borrower is a party or by which any of its assets may be bound or subject, or violate any provision of its organizational documents. No consent, approval, authorization or order of any court or Governmental Authority or third party is required in connection with the execution, delivery and performance by the Borrower of this Agreement or any of the Related Documents to which it is a party or for the consummation of the transactions contemplated hereby or thereby, except those that have been obtained and are in full force and effect.

              4.4 ENFORCEABLE OBLIGATIONS. This Agreement and the Related Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and are the legal, valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and general principles of equity.

              4.5 TITLE TO ASSETS. The Borrower has good and marketable title to all of its assets free and clear of all Liens and other encumbrances and adverse claims of any nature, except Permitted Liens.

              4.6 FINANCIAL CONDITION. The Borrower has delivered to the Lender a copy of its unaudited balance sheet as of March 13, 1997, certified by its Chief Financial Officer. Such balance sheet fairly presents the financial condition of the Borrower as of such date and has been prepared in accordance with GAAP (subject to non-material audit adjustments and the absence of full footnote disclosures). Prior to March 11, 1997, the Borrower has conducted no business. As of March 13, 1997, there were no obligations, liabilities or Indebtedness (including contingent and indirect liabilities and obligations) of the Borrower which are not reflected in such balance sheet. Since March 13, 1997, no event, act, condition or change has occurred that could reasonably be expected to have a Material Adverse Effect.

              4.7 FULL DISCLOSURE. With respect to the representations and warranties contained in this Agreement or in any of the Related Documents or in any financial statements, certificates or other documents delivered in connection herewith or therewith, there is no material fact that the Borrower has not disclosed to the Lender. Neither this Agreement, the Related Documents, the financial statements referenced in Section 4.6 hereof, nor any agreement, document, certificate or written statement delivered herewith or heretofore by the Borrower or any Affiliate of the Borrower to the Lender in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state any material fact necessary to keep the statements contained herein or therein from being misleading in light of the circumstances under which they are made.

              4.8 NO DEFAULT. No Default has occurred and is continuing, nor will the execution, delivery and performance of this Agreement or any of the Related Documents cause a Default to occur.

              4.9 AGREEMENTS. The Borrower is not in default in any respect under any contract, lease, loan agreement, indenture, mortgage, security agreement or other agreement or obligation to which it is a party or by which any of its properties is bound.

              4.10 NO LITIGATION. There are no actions, suits or legal, equitable, arbitration or administrative proceedings pending or, to the best of the Borrower's knowledge, threatened against the Borrower, which if adversely determined, could reasonably be expected to have a Material Adverse Effect.

              4.11 BURDENSOME CONTRACTS. The Borrower is not party to any agreement or instrument or subject to any legislative or charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation which could reasonably be expected to have a Material Adverse Effect.

              4.12 SECURITY INTERESTS. Each of the Security Documents creates or will create, as security for the obligations described therein, a valid, exclusive and perfected first security interest in and Lien on all of the Collateral described in such agreements in favor of the Lender superior and prior to the rights of all third Persons and subject to no other Liens except Permitted Liens. No filings or recordings are required in order to perfect the security interests created under the Security Documents except for the filing of UCC-1 financing statements with the New York Secretary of State and the City Register in New York County and such other filing offices as the Borrower may hereafter designate in writing to the Lender.

              4.13 USE OF PROCEEDS; MARGIN STOCK. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulations U, T, X, or G of the Board of Governors of the Federal Reserve, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry "margin stock," or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulations U, T, X or G. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any violation of Regulations U, T, X, G or any other regulations of the Board of Governors of the Federal Reserve System or any violation of Section 7 of the Securities Exchange Act of 1934 or any rule or regulation promulgated thereunder, in each case as now in effect or as the same may hereinafter be in effect.

              4.14 TAXES. All tax returns required to be filed by the Borrower in any jurisdiction have been filed or extensions obtained and all taxes as reflected in such returns (including mortgage recording taxes), assessments, fees and other governmental charges upon the Borrower or upon any of its properties, income or franchises have been paid prior to the time that such taxes would give rise to a Lien thereon. There is no proposed tax assessment against the Borrower, and there is no basis for any such assessment.

              4.15 PRINCIPAL OFFICE, ETC. The principal office, chief executive office and principal place of business of the Borrower is 70 West 36th Street, New York, NY 10018. The Borrower maintains its records and books at such address. There are no assets at any other location, individual or in the aggregate, that are material to the operation of the business of the Borrower as currently conducted.

              4.16 ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) the PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrower nor any duly-appointed administrator of a Plan: (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable, or (ii) has (A) instituted or, intends, to the Borrower's knowledge, to institute proceedings to terminate any Plan under Sections 4041 or 4041A of ERISA or (B) withdrawn or intends, to the Borrower's knowledge, to withdraw from any Multiemployer Plan; and (d) each Plan of the Borrower has been maintained and funded in all material respects in accordance with its terms and with all provisions and requirements of the Code and ERISA applicable thereto.

              4.17 COMPLIANCE WITH LAW. The Borrower and, to the Borrower's knowledge, its Affiliates are in compliance with all applicable provisions of all constitutions, laws, rules, regulations, orders, judgments, decrees, licenses and approvals of any Governmental Authority (including, without limitation, any such laws, rules or regulations, orders, judgments or decrees relating to tender offers) the violation of which would have a Material Adverse Effect.

              4.18 GOVERNMENT REGULATION. The Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (as any of the preceding acts have been amended), or any other law (other than Regulation X of the Board of Governors of the Federal Reserve) which would regulate the incurring by the Borrower of any Indebtedness, including but not limited to laws relating to common contract carriers or the sale of electricity, gas, steam, water, or other public utility services.

              4.19 SOLVENCY. The Borrower is, and after consummation of the transactions contemplated hereby, including all Acquisitions, and after giving effect to all Indebtedness incurred or to be incurred hereunder or in connection with any Acquisition will be, Solvent.

              4.20 INSURANCE. The Borrower maintains insurance coverage of the types and in the amounts required under Section 6.9.

              SECTION 5.   CONDITIONS PRECEDENT

              5.1 CONDITIONS TO LOANS MADE ON THE CLOSING DATE. The obligation of the Lender to make the initial Tranche A Term Loan and the initial Tranche B Term Loan is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans, of the following conditions precedent:

              (a) THIS AGREEMENT AND RELATED DOCUMENTS. The Lender shall have received a counterpart of this Agreement and each of the Related Documents, duly executed by each of the parties thereto.

              (b)    ORGANIZATIONAL DOCUMENTS.  The Lender shall have received
(i) a copy of the certificate of formation and the operating agreement of the Borrower, (ii) a copy of the charter and by-laws of SLGM and (iii) a copy of the charter and by-laws of SLGP, in each case, together with all amendments thereto and certified to be true, correct and complete by the Secretary or an Assistant Secretary of the Borrower, SLGM or SLGP, as applicable.

              (c) GOOD STANDING CERTIFICATES. The Lender shall have received certificates from the Secretary of State of the State of New York evidencing the good standing of the Borrower, SLGM and SLGP.

              (d) CORPORATE PROCEEDINGS. The Lender shall have received a copy of resolutions, in form and substance reasonably satisfactory to it, of (i) the Principal, in his capacity as the sole member of the Borrower, (ii) the Board of Directors (or duly empowered committee thereof) of SLGM and (iii) the Board of Directors (or duly empowered committee thereof) of SLGP, in each case, authorizing the execution, delivery and performance of this Agreement and the Related Documents to which it is a party and the consummation of the transactions hereunder and thereunder certified by its Secretary or an Assistant Secretary, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

              (e) INCUMBENCY CERTIFICATE. The Lender shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower, SLGM and SLGP as to the incumbency and signature of its officers authorized to sign this Agreement and the Related Documents to which it is a party.

              (f) LEGAL OPINION OF COUNSEL TO THE BORROWERS. The Lender shall have received an executed legal opinion, addressed to the Lender, of counsel to the Borrower, the Principal, SLGM and SLGP, in substantially the form set forth in Exhibit K.

              (g) COLLATERAL. The Lender shall have received (i) all certificates or other instruments representing any interests or other securities pledged as Collateral, together with executed and undated stock powers or assignments in blank, and (ii) evidence that all filings and other actions necessary to perfect the Lender's security interest in the Collateral have been made or taken and that the Lender's Lien on the Collateral has priority over any other Liens, other than Permitted Liens.

              (h) APPROVALS. All governmental and third party consents and approvals necessary in connection with this Agreement and the Related Documents (including, without limitation, any consents of any partners and lenders required in order to pledge the interests to be pledged under the SLGP Pledge Agreement) shall have been obtained (without the imposition of any conditions other than those that are reasonably acceptable to the Lender) and shall remain in effect and no law or regulation shall be applicable which, in the judgment of the Lender, restrains, prevents, or imposes adverse conditions upon, the transactions contemplated hereby. The Lender shall have received copies, certified as true, correct and complete by the Secretary or an Assistant Secretary of the Borrower, of any and all governmental and third party consents and approvals necessary in connection with this Agreement and the Related Documents.

              (i) NO LITIGATION. There shall exist no action, suit, investigation, litigation or proceeding that purports to affect the legality, validity or enforceability of this Agreement, the Related Documents or any document to be executed or delivered in connection herewith.

              (j) PORTFOLIO EQUITY. The Lender shall have received evidence that SLGP has an equity interest, as determined by the Lender using such valuation method as the Lender deems appropriate, in the Portfolio of not less than $35,000,000.

              (k) ORGANIZATIONAL DOCUMENTS. The Lender shall have received copies of the certificates of limited partnership or formation and the partnership or operating agreement of each partnership or limited liability company that directly or indirectly owns any Portfolio property and in which SLGP has a direct or indirect interest, certified to be true, correct and complete by the Secretary or an Assistant Secretary of SLGP.

              (l) RENT ROLLS. Lender shall have received certified copies of the rent rolls relating to each Portfolio property from the general partner or managing member of the owner of such property as the case may be.

              (m) INSURANCE. The Lender shall have received reasonable evidence that each of the Borrower, SLGP and SLGM has in effect the insurance coverages of the type required under this Agreement and the Related Documents, as applicable.

              (n) FEES AND EXPENSES. The Lender shall have received all amounts payable pursuant to Section 9.6 on or prior to the Closing Date.

              (o)    ENGAGEMENT LETTER.     The Lender shall have received a
fully executed copy of an engagement letter appointing Lehman Brothers Inc. as the lead manager of the Initial Public Offering.

              (p) OTHER. The Lender shall have received such other documents, certificates, opinions and financial or other information as it may reasonably request, and all corporate and other proceedings and all other legal matters in connection herewith shall be satisfactory in form and substance to the Lender and its counsel.

              5.2 CONDITIONS TO THE TRANCHE A TERM LOAN AND TRANCHE B TERM LOANS TO BE MADE AFTER THE CLOSING DATE. In addition to the conditions set forth in Section 5.1, the obligation of the Lender to make any Tranche A Term Loan or Tranche B Term Loan, including the initial Tranche A Term Loan and the initial Tranche B Term Loan, is subject to the satisfaction, immediately prior to or concurrently with the making of such Loans, of the following conditions precedent:

              (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower pursuant to this Agreement and the Related Documents to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished in connection with this Agreement and the Related Documents, shall be true and complete in all material respects on and as of the date of such Loan as if made on and as of such date, except to the extent such representations and warranties expressly relate to a particular date.

              (b) NO DEFAULT. No Default shall have occurred and be continuing on such date or would occur as a result of such Loan.

              (c) NOTICE OF BORROWING. The Lender shall have received the notice required pursuant to Section 2.1 or 2.2, as applicable.

              (d) OFFICER'S CERTIFICATE. The Lender shall have received a certificate from an appropriate officer of the Borrower certifying as to each of the conditions set forth in subsections (a) and (b).

              (e) FEES. The Lender shall have received the fees payable pursuant to Section 3.1 and/or 3.2, as applicable.

              5.3 ADDITIONAL CONDITIONS TO TRANCHE B TERM LOANS FOR ACQUISITIONS. In addition to the conditions set forth in subsections 5.1 and 5.2, the obligation of the Lender to make a Tranche B Term Loan to fund any Acquisition is subject to the satisfaction of the following further conditions precedent:

              (a) ACQUISITION PLEDGE AGREEMENT. The Lender shall have received (i) (A) a counterpart of an Acquisition Pledge Agreement or an amendment to an existing Acquisition Pledge Agreement, duly executed by the Acquiror making such Acquisition, pledging to the Lender as Collateral the equity interests acquired in such Acquisition, (B) all certificates or other instruments representing any Collateral pledged pursuant to such Acquisition Pledge Agreement, together with executed and undated stock powers or assignments in blank, and (C) evidence that all filings and other actions necessary to perfect the Lender's security interest in the Collateral pledged pursuant to such Acquisition Pledge Agreement have been made or taken and that the Lender's Lien on such Collateral has priority over any other Liens or (ii) if in accordance with Section 2.4(b) no pledge of the equity interests to be acquired in the Acquisition is required, an agreement, in form and substance satisfactory to the Lender, duly executed by the Acquiror making the Acquisition, to the effect provided in Sections 6(h), 7(a), 7(b) and 7(h) of the Acquisition Pledge Agreement.

              SECTION 6.   AFFIRMATIVE COVENANTS

              The Borrower hereby agrees that, so long as the Commitments are in effect or the Notes or any Loan remains outstanding and unpaid or any other Obligation is owing to the Lender, the Borrower shall:

              6.1 FINANCIAL STATEMENTS, REPORTS AND DOCUMENTS. The Borrower shall deliver to the Lender each of the following:

              (a) INTERIM STATEMENTS. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter, (i) copies of the balance sheet of the Borrower as of the end of each such period, and statements of operations, member's equity and cash flows of the Borrower for each such period and for the portion of the fiscal year ending with such period, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year and (ii) a schedule of the contingent liabilities of the Borrower, all in reasonable detail, and certified on behalf of the Borrower by its chief financial officer to fairly represent the financial position of the Borrower as of such date and to have been prepared in accordance with GAAP, subject to normal year-end audit adjustments and the absence of full footnote disclosures;

              (b) ANNUAL STATEMENTS. As soon as available and in any event within ninety (90) days after the close of each fiscal year, copies of the balance sheet of the Borrower as of the close of such fiscal year and statements of operations, member's equity and cash flows of the Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion thereon (which shall not be qualified by reason of any limitation imposed by the Borrower) of independent public accountants of recognized national standing selected by the Borrower, to the effect that such financial statements have been prepared in accordance with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

              (c) ACCOUNTANTS' CERTIFICATES. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any condition or event which would constitute a Default under any of the terms or provisions of this Agreement and, if any such condition or event then exists, specifying the nature and period of existence thereof;

              (d) MANAGEMENT REPORTS. Promptly upon receipt thereof by the Borrower, one copy of each written report submitted to the Borrower by its independent accountants in any annual, quarterly or special audit made, it being understood and agreed that all management reports which are furnished to the Lender pursuant hereto shall be subject to the confidentiality covenant of the Lender contained in Section 9.12;

              (e) SEC FILINGS. Promptly upon the filing thereof, one copy of each registration statement or prospectus, or other document filed by the Issuer with any securities exchange or the Securities and Exchange Commission or any successor agency; and

              (f) OTHER INFORMATION. Such other information concerning the business, properties or financial condition of the Borrower as the Lender shall reasonably request.

              6.2 PAYMENT OF TAXES AND OTHER INDEBTEDNESS. The Borrower shall pay and discharge: (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) and (iii) all of its Indebtedness as and when due; PROVIDED, HOWEVER, that the Borrower shall not be required to pay any such tax, assessment, charge, claim or levy, if and so long as the amount, applicability or validity thereof is at the time being contested in good faith by appropriate proceedings and appropriate accruals and reserves therefor have been established in accordance with GAAP.

              6.3 MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS. The Borrower shall preserve and maintain its limited liability company existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its businesses, and conduct its businesses in an orderly and efficient manner consistent with good business practices and in accordance with all valid regulations and orders of any Governmental Authority.

              6.4 NOTICE OF DEFAULT. Immediately upon becoming aware of the existence of any condition or event which constitutes a Default, the Borrower shall furnish to the Lender written notice specifying the nature and period of existence thereof and the action which the Borrower is taking or proposes to take with respect thereto.

              6.5 OTHER NOTICES. The Borrower shall promptly notify the Lender of (i) any change which could reasonably be expected to have a Material Adverse Effect; (ii) the commencement of, or any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting the Borrower which could reasonably be expected to have a Material Adverse Effect; and (iii) any material adverse claim against or affecting the Borrower or any of its properties.

              6.6 COMPLIANCE WITH MATERIAL AGREEMENTS. The Borrower shall comply in all material respects with all material agreements indentures, mortgages or documents binding on it or affecting its properties or business.

              6.7 BOOKS AND RECORDS; ACCESS. The Borrower shall give any representative or agent of the Lender reasonable access upon reasonable notice and during business hours and permit such representative or agent to examine, copy or make excerpts from, any and all books, records and documents in the possession of the Borrower and relating to the affairs of the Borrower and to inspect any of the properties of the Borrower. The Borrower shall, and shall cause each other Acquiror or such other appropriate Person to permit any representative or agent of the Lender to visit and inspect any property indirectly acquired in any Acquisition and examine, copy and make abstracts from the books and records relating to such property upon reasonable notice at any reasonable time and as often as may be reasonably desired and to discuss the operations and conditions of such property with the officers and employees of such Person. The Borrower shall maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

              6.8 COMPLIANCE WITH LAW. The Borrower shall comply with all applicable constitutions, laws, rules, regulations, judgments, orders, decisions, rulings and decrees of any Governmental Authority applicable to it or to any of its properties, business operations or transactions, a violation of which would have a Material Adverse Effect.

              6.9 INSURANCE. The Borrower shall maintain workers' compensation insurance, liability insurance, casualty insurance and other insurance on its properties, assets and businesses, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts, as are consistent with customary practices and standards of companies engaged in similar businesses.

              6.10 AUTHORIZATIONS AND APPROVALS. The Borrower shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder.

              6.11 ERISA COMPLIANCE. The Borrower shall: (i) at all times, make prompt payment of all contributions required under all of its Plans and the minimum funding standard set forth in the Code and ERISA with respect to such Plans; (ii) within thirty (30) days after the filing thereof, furnish to the Lender a copy of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each Plan for each Plan year;
(iii) notify the Lender immediately of any fact, including, but not limited to, any Reportable Event arising in connection with any Plan, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and
(iv) furnish to the Lender, upon its request, such additional information concerning any Plan as may be reasonably requested.

              6.12   REIMBURSEMENT FROM ISSUER.   The Borrower shall, upon
formation of the Issuer, obtain from the Issuer an unconditional written promise to reimburse the Borrower for all costs and expenses incurred in connection with the Initial Public Offering and paid by the Borrower using the proceeds of the Tranche B Term Loans.

              6.13 FURTHER ASSURANCES. The Borrower shall, and shall cause each of its Affiliates to, make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certificates and additional agreements, undertakings, conveyances, transfers, assignments or other assurances, and take any and all such other action, as the Lender may, from time to time, deem reasonably necessary or proper in connection with this Agreement or any of the Related Documents, or the obligations of the Borrower or its Affiliates hereunder or thereunder.

              SECTION 7.   NEGATIVE COVENANTS

              The Borrower hereby agrees that, so long as the Commitments are in effect or the Notes or any Loan remain outstanding and unpaid or any other Obligation is owing to the Lender hereunder:

              7.1    LIMITATION ON INDEBTEDNESS.   The Borrower shall not
incur, create, contract, assume, have outstanding, Guarantee or otherwise be or become, directly or indirectly, liable in respect of any Indebtedness, except Permitted Indebtedness.

              7.2 NEGATIVE PLEDGE. The Borrower shall not create, incur or permit or suffer to exist any Lien upon any of its properties or assets, now owned or hereafter acquired, except for Permitted Liens.

              7.3 NO RESTRICTIONS. The Borrower shall not, nor shall it permit any other Acquiror to, allow there to be any restrictions on the sale or transfer of any shares of stock, partnership interests, membership interests or assets acquired with the proceeds of any Loan, except for restrictions expressly consented to by the Lender in writing and restrictions imposed by applicable law.

              7.4 LIMITATION ON INVESTMENTS. The Borrower shall not, without the prior written consent of the Lender, make or maintain any Investments, except Permitted Investments and any Acquisition as to which the Lender has made a Tranche B Term Loan.

              7.5 PROHIBITION ON DIVIDENDS. The Borrower shall not make or declare any Dividend, either directly or indirectly, whether in cash or property or in obligations of the Borrower; PROVIDED that, if, as of the end of any fiscal year of the Borrower, (i) the sum of (A) the Borrower's net income for such period PLUS (B) the sum of any required principal payments of Indebtedness of the Borrower for such period, PLUS (C) the aggregate interest expense of the Borrower for such period (but only to the extent deducted in computing net income), PLUS (D) any amortization expenses and other non-cash changes of the Borrower for such period (but only to the extent deducted in computing net income) exceeds (ii) the sum of (X) any required principal payments of Indebtedness of the Borrower for such period, PLUS (Y) the aggregate interest expense of the Borrower for such period, then the Borrower may at any time during the 30 day period after the date of delivery to the Lender pursuant to Section 6.1(b) of the Borrower's audited financial statements for such fiscal year and a certificate of the Borrower's Chief Financial Officer setting forth in reasonable detail the computation set forth above, pay a Dividend to the Principal in an amount equal to such excess, PROVIDED that on the date such payment is to be made no Default has occurred and is continuing or would result therefrom. Determination of each of the amounts described in the foregoing proviso shall be made in accordance with GAAP applied on a basis consistent with those used in the preparation of the Borrower's audited financial statements delivered pursuant to Section 6.1(b).

              7.6 MATERIAL AGREEMENTS. The Borrower shall not consent to or permit any alteration, amendment, modification, release, waiver or termination of any provision of any agreement to which it is a party, including, without limitation, any agreement governing or relating to any Collateral, if such action could adversely effect the interest of the Lender or could reasonably be expected to have a Material Adverse Effect.

              7.7 CERTAIN TRANSACTIONS. Except as permitted hereunder, the Borrower shall not enter into any transaction with an Affiliate upon terms less favorable to the Borrower than those which the Borrower could obtain in arm's-length dealings with Persons other than Affiliates.

              7.8 ISSUANCE OF INTERESTS. The Borrower shall not issue, sell or otherwise dispose of its membership interests or other securities, or rights, warrants or options to purchase or acquire any such interests or other securities.

              7.9 NAME, FISCAL YEAR AND ACCOUNTING METHOD. The Borrower shall not change its name or fiscal year or, unless required by GAAP, its method of accounting.

              7.10 MERGERS AND SALES OF ASSETS. The Borrower shall not dissolve or liquidate, or become a party to any merger or consolidation, sell, transfer, lease or otherwise dispose of any of its property or assets or business, PROVIDED, HOWEVER, that in connection with the Initial Public Offering, the Borrower may contribute to the Issuer or a Subsidiary of the Issuer any equity interest acquired in connection with any Acquisition and such other assets as the Lender may agree, provided that simultaneously with the making of such contribution the Borrower makes the prepayment of the Loans required pursuant to Section 2.3(e).

              7.11 LINES OF BUSINESS. The Borrower shall not, directly or indirectly, change the lines of business in which it currently is engaged or substantially alter its method of doing business.

              7.12 NO AMENDMENTS. The Borrower shall not amend its organizational documents.

              7.13 ACQUISITION PROPERTIES. The Borrower shall not, and shall not permit any Person owning a direct or indirect interest in any Acquisition Property to, sell, transfer or otherwise dispose of any Acquisition Property, or any direct or indirect interest in such property, or to finance, or refinance any Indebtedness encumbering such property, or any direct or indirect interest in such property, unless the net cash proceeds of any such transaction paid or payable to the applicable Acquiror or any Affiliate of such Acquiror are applied to the prepayment of the Tranche B Loans in accordance with Section 2.3 hereof.

              SECTION 8.   EVENTS OF DEFAULT

              8.1 EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default:

              (a) The Borrower shall fail to pay (i) any principal of or interest on the Loans when due (whether at stated maturity or by prepayment or otherwise) in accordance with the terms hereof, or (ii) any other amount payable hereunder or under any Related Document within three (3) Business Days of when such payment is due in accordance with the terms hereof or thereof;

              (b) Any representation or warranty made or deemed made by the Borrower herein or in any Related Document to which it is a party, or in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, shall prove to have been incorrect in any material respect on or as of the date made or deemed made or shall be breached; or

              (c) The Borrower shall default in the observance or performance of any covenant contained in Sections 2.4, 6.3, (with respect to maintenance of existence), 6.4, 6.7 or Section 7; or

              (d) The Borrower shall default in the observance or performance of any of the other covenants or agreements contained herein or in any of the Related Documents and such default shall continue unremedied for a period of thirty (30) days after notice thereof to the Borrower by the Lender; or

              (e) The Borrower shall, with respect to any Indebtedness having an outstanding aggregate principal amount in excess of $25,000,
(i) default in any payment of principal of or premium or interest on any Indebtedness (other than the Notes) beyond any applicable cure period (not to exceed thirty (30) days), (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto and such default shall continue beyond any applicable grace period (not to exceed thirty
(30) days), or (iii) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity, or (iv) have any such Indebtedness be declared to be due and payable, or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

              (f) The Borrower, the Principal, SLGM or SLGP shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of such Person's assets,
(ii) file a voluntary petition in bankruptcy, admit in writing that such Person is unable to pay such Person's debts as they become due, or generally not pay such Person's debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against such Person in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing;

              (g) An involuntary petition or complaint shall be filed against the Borrower, the Principal, SLGM or SLGP seeking bankruptcy relief or reorganization or the appointment of a receiver, custodian, trustee, intervenor or liquidator of such Person, or all or substantially all of such Person's assets and such petition or complaint shall not have been dismissed within sixty
(60) days of the filing thereof, or an order, order for relief, judgment or decree is entered by any court of competent jurisdiction or other competent authority approving or ordering any of the foregoing;

              (h) Both the following events shall occur: (i) either (x) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plan (other than a Multiemployer
Plan) by the Borrower, the PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, or (y) a Reportable Event, the occurrence of which would cause the imposition of a lien under Section 4069 of ERISA, shall have occurred with respect to any Plan (other than a Multiemployer Plan) and be continuing for a period of sixty (60) days; and (ii) the sum of the estimated liability to the PBGC under Section 4062 of ERISA and the currently payable obligations of the Borrower to fund liabilities (in excess of amounts required to be paid to satisfy the minimum funding standard of Section 412 of the Code) under the Plan or Plans subject to such event shall exceed ten percent (10%) of the Borrower's net worth at such time;

              (i) Any or all of the following events shall occur with respect to any Multiemployer Plan to which the Borrower contributes or has contributed on behalf of its employees: (i) the Borrower incurs a withdrawal liability under Section 4201 of ERISA; or (ii) any such plan is "in reorganization" as that term is defined in Section 2441 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA, and the Lender determines in good faith that the aggregate liability likely to be incurred by the Borrower thereof, as a result of all or any of the events specified in subparagraphs (i),
(ii) and (iii) above occurring, shall have a Material Adverse Effect; or

              (j) One or more judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (to the extent not paid or fully covered by insurance and for which the insurer has accepted liability in writing) of $25,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded (if required in order to effect an appeal) pending appeal within sixty (60) days from the entry thereof; or

              (k) The Lender does not have or ceases to have a valid and perfected first priority security interest (subject to Permitted Liens) in the Collateral or this Agreement or any of the Related Documents shall cease for any reason to be in full force and effect in accordance with their terms or any Person obligated thereunder shall so assert in writing or the Security Documents shall cease to be effective to grant the Liens purported to be granted thereby in favor of the Lender or such Liens shall cease to be enforceable or superior to and prior to the rights of any other Person (subject to Permitted Liens); or

              (l) The Principal shall cease to beneficially own 100% of the issued and outstanding membership interests in the Borrower;
              (m) There shall occur any change in the condition (financial or otherwise) of the Borrower which, in the reasonable opinion of the Lender, has a Material Adverse Effect; or

              (n) Any Affiliates of the Principal shall publicly offer its securities by means of an underwriting that is not lead managed by Lehman Brothers Inc.

              8.2 REMEDIES. If any Event of Default shall occur and be continuing, then, and in any such event, (a) if such event is an Event of Default specified in Section 8.1(f) or (g), automatically the Commitments shall be terminated and reduced to zero and all Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Related Documents shall immediately become due and payable, and (b) if such event is any other Event of Default, the Lender may, by notice of default to the Borrower, terminate the Commitments and declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Related Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 8.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

              8.3 SET-OFF. In addition to any rights and remedies of the Lender provided by law, the Lender shall have the right, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived by the Borrower, to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, to set-off and apply against the Obligations any amount owing from the Lender at any of its branches or offices to the Borrower. The Lender agrees promptly to notify the Borrower after any such set-off and application made by the Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

              8.4 DEFAULT INTEREST. Notwithstanding any other provision of this Agreement to the contrary, if the Borrower shall fail to pay any amount owing to the Lender under this

Agreement when due (whether at stated due date, on acceleration or otherwise), then the Borrower will pay interest to the Lender, payable on demand, on the amount in default from the date such payment became due until payment in full at a rate equal to the rate of interest payable on the Loans immediately prior to the date of such default plus 10% per annum, such rate to change as and when the Applicable Margin would otherwise change as provided herein.

              SECTION 9.   MISCELLANEOUS

              9.1    LIMITATIONS ON RECOURSE.     (a) Subject to the
qualifications set forth in this Section 9.1, the Lender shall not enforce the liability of the Borrower to pay and perform the Obligations by an action or proceeding wherein a money judgment shall be sought against the Borrower, except that the Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable the Lender to enforce this Agreement and the Related Documents and realize upon any Collateral; PROVIDED, HOWEVER, that, except as specifically provided in this Section, any judgment in any such action or proceeding shall be enforceable against the Borrower only to the extent of the interest of the Borrower in the Collateral. By accepting this Agreement and the Related Documents, the Lender agrees that it shall not sue for, seek or demand any deficiency judgment against the Borrower in any such action or proceeding under, by reason of or in connection with this Agreement or the Related Documents. The provisions of this Section shall not, however: (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement or the Related Documents;
(ii) affect the validity or enforceability of any guaranty or indemnity made in connection with this Agreement or of any Collateral therefor; (iii) impair the right of the Lender to obtain the appointment of a receiver; (iv) impair the right of the Lender to bring suit with respect to fraud or intentional misrepresentation by the Borrower or any other Person in connection with this Agreement or the Related Documents; or (v) affect the validity or enforceability of this Agreement or the Related Documents or limit (except as expressly provided) the liability of the Borrower or any other party thereunder.

              (b) Nothing herein shall be deemed to be a waiver of any right which the Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Loans or to require that all Collateral shall continue to secure all of the Obligations owing to the Lender in accordance with this Agreement and the Related Documents.

              (c) Notwithstanding the foregoing provisions of this Section or any other provision in this Agreement or any of the Related Documents, the Borrower, the Principal, SLGM, SLGP and any other guarantor of the Loans shall be fully liable for and shall indemnify the Lender for any and all loss, cost, liability, judgment, claim, damage or expense sustained, suffered or incurred by the Lender (including, without limitation, Lender's reasonable attorneys' fees) arising out of or attributable or relating to:

              (i) Physical waste of all or any portion of the Collateral, any property in which the Collateral represents a direct or indirect interest or any property included in the Portfolio;

              (ii) The wrongful removal or disposal of any portion of the Collateral, any property in which the Collateral represents a direct or indirect interest or any property included in the Portfolio after a Default under this Agreement or any of the Related Documents;

              (iii) The failure to have in effect the insurance coverages required under this Agreement or any of the Related Documents, which failure continues unremedied for a period of thirty (30) days after notice thereof to the party obligated to maintain such insurance and the Borrower by the Lender; and

              (iv) The breach of any indemnification obligation owing to the Lender or any other indemnitee under this Agreement or any of the Related Documents which breach continues unremedied for a period of thirty (30) days after notice thereof to the breaching party and the Borrower by the Lender;

              (d) Notwithstanding the foregoing, the agreement of the Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force or effect in the event: (i) of a voluntary bankruptcy or insolvency proceeding of the Borrower, the Principal, SLGM, SLGP or any other guarantor of the Loans; (ii) of the Borrower's, SLGP's or any other guarantor's failure to permit or cause its Affiliates to permit, as applicable, inspections of properties, books and records as provided herein or in any of the other Related Documents or to provide financial reports and information as required by this Agreement; (iii) any financial information concerning the Borrower, the Principal, SLGM, SLGP or any other guarantor of the Loans proving to be fraudulent or misrepresenting in any material respect the financial condition of the Borrower, the Principal, SLGM, SLGP or any other guarantor of the Loans; (iv) the misapplication or conversion of any distributions, insurance proceeds, awards, rents, issues, profits, proceeds, accounts, or other amounts received by the Borrower, the Principal, SLGM, SLGP or any other guarantor of the Loans; (v) fraud or material misrepresentation by the Borrower, the Principal, SLGM, SLGP or any other guarantor of the Loans in connection with the Loans; (vi) the gross negligence or willful misconduct of the Borrower, the Principal, SLGM, SLGP or their respective agents or employees; or (vii) the Borrower, the Principal, SLGM, SLGP or any other guarantor of the Loans contests the validity or enforceability of this Agreement or any of the Related Documents and/or asserts defenses for the sole purpose of delaying, hindering, or impairing the Lender's rights or remedies under this Agreement or the Related Documents.

              9.2 AMENDMENTS. This Agreement may be amended, or any provision waived, only by an instrument in writing executed by each of the Borrower and the Lender. Any waiver given shall be effective only in the specific instance and for the specific purpose for which it is given.

              9.3 NOTICES. Except as expressly otherwise provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and shall be deemed to have been duly given or made when delivered by hand, or one Business Day after being sent by overnight mail, or five (5) Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when acknowledged as received addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Lender:         Lehman Brothers Holdings Inc.
                              3 World Financial Center
                              New York, New York  10285
                              Attn: Yon Cho
                              Tel.:  (212) 526-2103
                              Fax:   (212) 526-3738

                              with  a copy of each such notice to:

                              Rogers & Wells
                              200 Park Avenue
                              New York, New York  10166
                              Attn:  G. David Brinton
                              Tel.:  (212) 878-8276
                              Fax:   (212) 878-8375


     The Borrower:            Green Realty LLC
                              70 West 36th Street
                              New York, New York 10018
                              Attn:  Stephen L. Green
                              Tel.:  (212) 594-2700
                              Fax:   (212) 594-2262

                              with a copy of each such notice to:

                              S.L. Green Properties, Inc.
                              70 West 36th Street
                              New York, New York 10018
                              Attn:  Benjamin P. Feldman
                              Tel.:  (212) 594-2700
                              Fax:   (212) 594-2262

                              and

                              Robert R. Ivanhoe
                              Greenburg, Traurig, Hoffman, Lipoff,
                              Rosen & Quental
                              153 East 53rd Street
                              35th Floor
                              New York, New York 10022
                              Tel: (212) 801-9333
                              Fax: (212) 223-7161

PROVIDED that any notice to the Lender pursuant to Section 2 shall not be effective until actually received. Any notice, request or demand received on a day which is not a Business Day shall be deemed to have been received on the next following Business Day.

               9.4 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, of any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided at law, in equity or otherwise.

               9.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Related Documents.

               9.6 PAYMENT OF LENDER'S EXPENSES, INDEMNITY, ETC. The Borrower shall:

               (a) whether or not the transactions hereby contemplated are consummated, pay all out-of-pocket costs and expenses of the Lender in connection with the closing of the Loans made pursuant to this Agreement up to a limit of $40,000; PROVIDED, HOWEVER, that any unused portion of the loan application fee of $25,000, heretofore paid to the Lender, shall be credited against such costs and expenses;

               (b) pay, and hold the Lender harmless from and against, any and all present and future stamp, excise and other similar taxes and hold the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Lender) to pay such taxes; and

               (c) indemnify the Lender, its officers, directors, employees, representatives and agents and any persons or entities owned or controlled by, owning or controlling, or under common control or Affiliated with Lender (each an "INDEMNITEE") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated under, or the execution, delivery or performance of, this Agreement or any of the Related Documents, (ii) the breach of any of the Borrower's, the Principal's, SLGM's or SLGP's representations and warranties or of any of their respective agreements or obligations hereunder or under any of the Related Documents to which it is a party, and (iii) the exercise by the Lender of its rights and remedies (including, without limitation, foreclosure) under this

Agreement or any Related Document (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements to the extent incurred solely by reason of the gross negligence or willful misconduct of such Indemnitee as finally determined by a court of competent jurisdiction). Borrower's obligations under this subsection shall survive the termination of this Agreement and the payment of the Obligations.

               9.7 BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lender, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Lender.

               (b) The Lender shall have the right to enter into one or more participations, sales or assignments of all or any portion of any Loan.

               9.8 HEADINGS. The Section and subsection headings in this Agreement are for convenience of reference only and shall not affect the interpretation hereof.

               9.9 GOVERNING LAW. THIS AGREEMENT AND THE RELATED DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE RELATED DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               9.10 SUBMISSION TO JURISDICTION. The Borrower hereby irrevocably and unconditionally: (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any Related Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in or designated pursuant to Section 9.2; and (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

               9.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

               9.12 CONFIDENTIALITY. The Lender agrees to hold any non-public information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure to (i) employees, directors, agents, legal counsel, accountants and other professional advisors on a need-to-know basis,
(ii) regulatory officials, (iii) as required by law or legal process or in connection with any legal proceeding, and (iv) another financial institution in connection with a disposition or proposed disposition of the Lender's interests hereunder or under the Related Documents, upon execution by such institution of an agreement to keep such information confidential to the extent described in this Section 9.12. Notwithstanding (ii) and (iii) above, in the event that the Lender is requested pursuant to, or required by, applicable law, regulation, legal process, or Governmental Authority to disclose any such information, the Lender will provide the Borrower with prompt notice of such request or requirement in order to enable the Borrower to seek an appropriate protective order or other remedy, or to consult with the Lender with respect to the Borrower's taking steps to resist or narrow the scope of such request or legal process. If, in such event, the Borrower has not provided the Lender with a protective order or other remedy in sufficient time, for the Lender, acting in good faith and otherwise in its sole discretion, to avoid unlawful nondisclosure of such information, the Lender may disclose such information pursuant to such law, regulation, or in such legal process, or to such Governmental Authority, as the case may be, without any recourse or remedy against the Lender by the Borrower which the Borrower hereby expressly waives.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   LEHMAN BROTHERS HOLDINGS INC.


                                   By:  /s/ Yon Cho
                                       ---------------------------------
                                        Name:  Yon  Cho
                                        Title: Vice President


                                   GREEN REALTY LLC

                                   By:  S.L. Green Properties, Inc.
                                        its sole member


                                   By:  /s/ Stephen L. Green
                                       ---------------------------------
                                        Name:  Stephen L. Green
                                        Title: President

                                   AMENDMENT NO. 1
                                          TO
                                   CREDIT AGREEMENT


         Amendment No. 1, dated as of the ____ day of June, 1997, to the Credit Agreement, dated as of March 24, 1997 (the "Credit Agreement"), among Green Realty LLC (the "Borrower") and Lehman Brothers Holdings Inc. (the "Lender").

         WHEREAS, the Borrower has requested that the Lender increase the Tranche B Commitment under the Credit Agreement; and

         WHEREAS, the Lender has agreed to such request on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged), the parties hereto hereby agree as follows:

         1. DEFINITIONS. All capitalized terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

         2.   AMENDMENTS TO CREDIT AGREEMENT.

         (a) The definition of "Applicable Margin" Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

         "APPLICABLE MARGIN": shall mean (x) with respect to that portion of the outstanding principal amount of Tranche B Loans not exceeding $15,000,000 for any period set forth below, the amount per annum set forth opposite such period:

              PERIOD                                  RATE

              Closing Date to but not
              including September 24, 1998            2.75%

              September 24, 1998 to but not
              including March 24, 1999 (if
              applicable)                             3.75%


         (y) for that portion of the outstanding principal amount of Tranche B Loans in excess of $15,000,000 for any period set forth below, the amount per annum set forth opposite such period (as such rate may be increased pursuant to clause (z):

              PERIOD                                  RATE

              Closing Date to and including
              December 31, 1997                       2.75%

              From and including January 1,
              1998 and thereafter                     3.75%

         and (z) for that portion of the outstanding principal amount of Tranche B Loans in excess of $20,000,000 for any period set forth below, the amount per annum set forth opposite such period:

              PERIOD                                  RATE

              From and including September 24,
              1998 and thereafter                     4.75%

         (b) The first sentence of Section 2.2(a) of the Credit Agreement is amended by deleting the figure "$15,000,000" and replacing it with "$26,000,000".

         (c) The reference to "Tranche B Term Note" in Section 2.2(g) of the Credit Agreement is amended to mean the Tranche B Note annexed hereto as Exhibit A.

         (d) Section 3.2(b) of the Credit Agreement is amended in its entirety to read as follows:

         (b) On each date on or before the close of business on December 31, 1997 on which the principal of any Tranche B Term Loan is repaid or prepaid, the Borrower shall pay to the Lender a fee equal to 1% of the principal amount of the Tranche B Term Loan repaid or prepaid; provided that the aggregate fees payable with respect to such repayments or prepayments made in 1997 shall not exceed $150,000. On each date after December 31, 1997 on which the principal of any Tranche B Term Loan is repaid or prepaid, the Borrower shall pay to the Lender a fee equal to (i) in the case of repayments and prepayments made after December 31, 1997 and not exceeding $20,000,000 in aggregate principal amount, 1% of the principal amount of the Tranche B Term Loans repaid or prepaid and (ii) in the case of repayments or prepayments exceeding $20,000,000 in aggregate principal amount, 2% of the principal amount of such excess.

         3. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Amendment No. 1, Borrower makes the following representations and warranties to the Lender which shall survive the execution and delivery hereof:

         (a) The execution and delivery of this Amendment No. 1 has been authorized by all necessary action on the part of Borrower and its members, this Amendment No. 1 has been duly executed and delivered by the Borrower, and this Amendment No. 1 and the Credit Agreement, as amended hereby constitute the legal,


                                    - NEXTRECORD -
valid and binding obligations of the Borrower enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency, reorganization and other laws affecting creditors' rights generally, moratorium laws from time to time in effect and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

         (b) Neither the execution and delivery of this Amendment No. 1, nor the consummation by the Borrower of the transactions herein contemplated, nor compliance by the Borrower with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of the Borrower; (ii) any other agreement or instrument to which the Borrower is now a party or by which it or its property is, or may be, bound, or constitute a default thereunder, or result thereunder in the creation or imposition of any security interest, mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower; (iii) any judgment or order, writ, injunction or decree of any court; or (iv) any requirement of law;

         (c) No action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with the execution, delivery and performance of this Amendment No. 1 by the Borrower; and

         (d) The representations and warranties set forth in Section 4 of the Credit Agreement are true and correct as of the date hereof.

         4. CONDITIONS PRECEDENT. This Amendment No. 1 shall not be effective until the Lender shall have received duly executed originals of the following documents:

         (a)This Amendment No. 1 executed by the Borrower;

         (b) Acknowledgments and Consents from the parties to the Related Documents with respect to this Amendment No. 1 in form and substance satisfactory to the Lender;

         (c) a replacement Tranche B Term Note in the form annexed hereto as Exhibit A, executed by the Borrower; and

         (d) A favorable opinion of counsel to the Borrower and the parties to the Related Documents in form and substance satisfactory to Lender.

         5. EXPENSES. The Company shall pay all reasonable expenses, including, without limitation, the reasonable legal fees incurred by Lender in connection with the preparation, negotiation, execution and delivery and review of this Amendment No. 1, and all other documents and instruments executed in connection with this transaction.

         6. REFERENCES TO CREDIT AGREEMENT. The Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that after giving effect to this Amendment No. 1 all references in the Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement, as amended.


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         7.   AMENDMENT NO. 1.  This Amendment No. 1 is limited as written and shall not be deemed (i) to be an amendment of or a consent under or waiver of any other term or condition of the Credit Agreement, or any of the various agreements guaranteeing or securing the obligations of the Borrower under the Credit Agreement or (ii) to prejudice any right or rights which the Lender now has or may have in the future under or in connection with the Credit Agreement or such other agreements except as expressly waived hereby.

         8. GOVERNING LAW. This Amendment No. 1, including the validity thereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 this ____ day of June, 1997.

                        LEHMAN BROTHERS HOLDINGS INC.


                        By:  ______________________________
                             Name:
                             Title:


                        Green Realty LLC

                        By:  S.L. Green Properties, Inc.
                             its sole member


                        By:  ______________________________
                             Name:  Stephen L. Green
                             Title: President


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